Exhibit 23


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Wendy's International, Inc. on Form S-8 and in the related Prospectus of our report dated July 8, 1994, with respect to the financial statements and schedules of the Wendy's International, Inc. Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



                              COOPERS & LYBRAND, L.L.P.





Columbus, Ohio
March 1, 1995